Exhibit 10.4

DocuSign Envelope ID: 09AA0FC5-7A91-44F0-96D5-EE07D9889BB8	Doc # L-01-1032454-01

SBA Loan #2089847810	Application #3600228534

U.S. Small Business Administration SECURITY AGREEMENT

SBA Loan #:	2089847810
Borrower:	Biolase, Inc.
Secured Party:	The Small Business Administration, an Agency of the U.S. Government
Date:	05.22.2020
Note Amount:	$150,000.00

1.	DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, (“UCC”). “SBA” means the Small Business Administration, an Agency of the U.S. Government.

2.	GRANT OF SECURITY INTEREST.

For value received, the Borrower grants to the Secured Party a security interest in the property described below in paragraph 4 (the “Collateral”).

3.	OBLIGATIONS SECURED.

This Agreement secures the payment and performance of: (a) all obligations under a Note dated 05.22.2020, made by Biolase, Inc. , made payable to Secured Lender, in the amount of $150,000.00 (“Note”), including all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note; (b) all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Borrower in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations.

DocuSign Envelope ID: 09AA0FC5-7A91-44F0-96D5-EE07D9889BB8	Doc # L-01-1032454-01

SBA Loan #2089847810	Application #3600228534

4.	COLLATERAL DESCRIPTION.

The Collateral in which this security interest is granted includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code.  The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

5.	RESTRICTIONS ON COLLATERAL TRANSFER.

Borrower will not sell, lease, license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Borrower’s interest in the Collateral without Secured Party’s written or electronically communicated approval, except that Borrower may sell inventory in the ordinary course of business on customary terms. Borrower may collect and use amounts due on accounts and other rights to payment arising or created in the ordinary course of business, until notified otherwise by Secured Party in writing or by electronic communication.

6.	MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Borrower must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Borrower hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Borrower must: (a) maintain the Collateral in good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located; and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender’s Loss Payable Clause in favor of Secured Party. Borrower hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Borrower’s name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7.	CHANGES TO BORROWER’S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Borrower must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving, changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Borrower will pay for the preparation and filing of all documents Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party’s security interest in the event of any such change.

DocuSign Envelope ID: 09AA0FC5-7A91-44F0-96D5-EE07D9889BB8	Doc # L-01-1032454-01

SBA Loan #2089847810	Application #3600228534

8.	PERFECTION OF SECURITY INTEREST.

Borrower consents, without further notice, to Secured Party’s filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Borrower must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the Collateral. Borrower will pay the filing and recording costs of any documents relating to Secured Party’s security interest. Borrower ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Borrower will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9.	DEFAULT.

Borrower is in default under this Agreement if: (a) Borrower fails to pay, perform or otherwise comply with any provision of this Agreement; (b) Borrower makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement; (c) another secured party or judgment creditor exercises its rights against the Collateral; or (d) an event defined as a “default” under the Obligations occurs. In the event of default and if Secured Party requests, Borrower must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion, may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Borrower or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Borrower waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

10.	FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Borrower may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Borrower and Secured Party agree that this Agreement will be governed by the laws of the jurisdiction where the Borrower is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12.	SECURED PARTY RIGHTS.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party’s ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party’s actions or inactions caused or in any way contributed to such loss or damage.

DocuSign Envelope ID: 09AA0FC5-7A91-44F0-96D5-EE07D9889BB8	Doc # L-01-1032454-01

SBA Loan #2089847810	Application #3600228534

13.	SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14.	BORROWER CERTIFICATIONS.

Borrower certifies that: (a) its Name (or Names) as stated above is correct; (b) all Collateral is owned or titled in the Borrower’s name and not in the name of any other organization or individual; (c) Borrower has the legal authority to grant the security interest in the Collateral; (d) Borrower’s ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; (g) Borrower has read and understands the meaning and effect of all terms of this Agreement.

15.	BORROWER NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Borrower under this Agreement.

Biolase, Inc.

/s/ John Beaver	Date:	05.22.2020
John Beaver, Owner/Officer